UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported):
May 4, 2017
URBAN EDGE PROPERTIES
URBAN EDGE PROPERTIES LP
(Exact name of Registrant as specified in its charter)

Maryland (Urban Edge Properties)	001-36523 (Urban Edge Properties)	47-6311266
Delaware (Urban Edge Properties LP)	333-212951-01 (Urban Edge Properties LP)	36-4791544
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

888 Seventh Avenue
New York, NY 10019
(Address of Principal Executive offices) (Zip Code)

Registrant’s telephone number including area code: (212) 956-2556

Former name or former address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.
On May 4, 2017, Urban Edge Properties (the “Company”) and Urban Edge Properties LP (the “Operating Partnership”) entered into an underwriting agreement (the “Underwriting Agreement”) with Morgan Stanley & Co. LLC (the “Underwriter”), with respect to the offer and sale (the “Offering”) by the Company of 7,700,000 common shares of beneficial interest, par value $0.01 per share, of the Company (“Common Shares”), at a public offering price of $25.30 per Common Share, on the terms set forth therein. As part of the Offering, the Company granted the Underwriter an option, exercisable for 30 days, to purchase up to an additional 1,155,000 Common Shares.
The Underwriting Agreement contains customary representations, warranties and agreements of the Company and the Operating Partnership, conditions to closing, indemnification rights and obligations of the parties, and termination provisions. Under the terms of the Underwriting Agreement, the Company agreed to indemnify the Underwriter against certain specified types of liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”), to contribute to payments the Underwriter may be required to make in respect of these liabilities and to reimburse the Underwriter for certain expenses. In the ordinary course of business, the Underwriter and its affiliates have provided, and may in the future provide, a variety of services, including sales and trading, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market making, brokerage, lending and other financial and non-financial activities and services, to the Company and to persons and entities with relationships with the Company, for which they received or will receive customary fees and expenses.
On May 10, 2017, the Company issued and sold 7,700,000 Common Shares pursuant to the Offering. The net proceeds to the Company from the Offering were approximately $193 million, after deducting estimated offering expenses payable by the Company. The Offering was made pursuant to the prospectus supplement, dated May 4, 2017, and the accompanying base prospectus, dated August 5, 2016, filed with the Securities and Exchange Commission (the “Commission”) pursuant to the Company’s registration statement on Form S-3ASR (File No. 333-212951) (the “Registration Statement”), which was filed with the Commission on August 5, 2016 and became effective upon filing pursuant to Rule 462(e) of the Securities Act regulations. The Company contributed the net proceeds of the Offering to the Operating Partnership in exchange for its common partnership units (the “Units”) as described in Item 3.02 below.
The above summary of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by the Underwriting Agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 1.1 and incorporated by reference herein. A copy of the opinion of Venable LLP, Maryland counsel to the Company, relating to the legality of the issuance and sale of Common Shares in the Offering is attached to this Current Report on Form 8-K as Exhibit 5.1. A copy of the opinion of Sullivan & Cromwell LLP, counsel to the Company, is attached to this Current Report on Form 8-K as Exhibit 8.1.

This Current Report on Form 8-K is being filed for the purpose of filing Exhibit 1.1, Exhibit 5.1, Exhibit 8.1, Exhibit 23.1 and Exhibit 23.2 as exhibits to the Registration Statement and such exhibits are hereby incorporated by reference into the Registration Statement.

Item 3.02 Unregistered Sales of Equity Securities.
As described in Item 1.01 above, at the closing of the Offering, the Operating Partnership issued 7,700,000 Units to the Company in exchange for the net proceeds received by the Company from the Offering. The Units were issued for cash in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act.
The information set forth in Item 1.01 above is incorporated into this Item 3.02 by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits:

Exhibit Number	Description

1.1	Underwriting Agreement, dated May 4, 2017, by and among Urban Edge Properties, Urban Edge Properties LP and Morgan Stanley & Co. LLC.

5.1	Opinion of Venable LLP as to validity of the shares.

8.1	Opinion of Sullivan & Cromwell LLP with respect to tax matters.

23.1	Consent of Venable LLP (included in Exhibit 5.1).

23.2	Consent of Sullivan & Cromwell LLP (included in Exhibit 8.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned thereunto duly authorized.

URBAN EDGE PROPERTIES
(Registrant)

Date: May 10, 2017	By:	/s/ Mark Langer
Mark Langer, Chief Financial Officer

URBAN EDGE PROPERTIES LP
(Registrant)

	By:	Urban Edge Properties, General Partner

Date: May 10, 2017	By:	/s/ Mark Langer
Mark Langer, Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Description

1.1	Underwriting Agreement, dated May 4, 2017, by and among Urban Edge Properties, Urban Edge Properties LP and Morgan Stanley & Co. LLC.

5.1	Opinion of Venable LLP as to validity of the shares.

8.1	Opinion of Sullivan & Cromwell LLP with respect to tax matters.

23.1	Consent of Venable LLP (included in Exhibit 5.1).

23.2	Consent of Sullivan & Cromwell LLP (included in Exhibit 8.1).